UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): October 13, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 16, 2023, FOXO Technologies Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”). The Original 8-K inadvertently included incorrect disclosure with respect to the cash fees to be paid to, and the warrants to be issued to, J.H. Darbie & Co., Inc. (the “Finder”), pursuant to the terms of the Finder’s Fee Agreement, dated as of October 9, 2023 (the “Finder Agreement”), by and between the Company and the Finder. This Current Report on Form 8-K/A amends the Original Form 8-K to correct this disclosure and to include the Finder Agreement as an exhibit to this Current Report on Form 8-K/A. Except as described above, this Current Report on Form 8-K/A does not amend, update, or change any other items or disclosures in the Original 8-K and does not purport to reflect any information or events subsequent to the filing date of the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

The Finder, a registered broker-dealer, acted as a finder in connection with the transactions contemplated by (i) that certain Strata Purchase Agreement, dated October 13, 2023, by and between the Company and ClearThink Capital Partners, LLC (“ClearThink”), as supplemented by that certain Supplement to Strata Purchase Agreement, dated as of October 13, 2023 (the “Strata Supplement”), by and between the Company and ClearThink (as supplemented by the Strata Supplement, the “Purchase Agreement”), and (ii) that certain Securities Purchase Agreement, dated October 13, 2023 (the “ClearThink SPA”), by and between the Company and ClearThink.

Pursuant to the terms the Finder Agreement, the Company will pay the Finder cash fees equal to (i) 4% of the gross proceeds received by the Company from the transactions contemplated by the Purchase Agreement and (ii) 7% of the gross proceeds received by the Company from the transactions contemplated by the ClearThink SPA.

The Company also agreed to issue to the Finder (i) a 5-year warrant to purchase 70,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) (which is 7% warrant coverage based on the 1,000,000 shares of Class A Common Stock (the “Initial Shares”) to be issued in the first closing pursuant to the ClearThink SPA) within three days after the Initial Shares are issued to ClearThink, (ii) a 5-year warrant to purchase 70,000 shares of Class A Common Stock (which is 7% warrant coverage based on the 1,000,000 shares of Class A Common Stock (the “Additional Shares”) to be issued in the second closing pursuant to the ClearThink SPA) within three days after the Additional Shares are issued to ClearThink, and (iii) a 5-year warrant to purchase shares of Class A Common Stock equal to 1% warrant coverage based on the amount raised from the transactions contemplated by the Purchase Agreement. Each warrant will have an exercise price per share equal to $0.1324 (which is 110% of $0.1204, the closing price of the Class A Common Stock on October 13, 2023), and will be subject to anti-dilutive price protection and participating registration rights.

The term of the Finder Agreement is for 90 days (the “Term”) and both parties may terminate the Finder Agreement upon 5 days’ written notice. The Finder will be entitled to its finder’s fee if (i) during the 12 months following termination or expiration of the Finder’s Agreement, any third-party investor introduced to the Company by the Finder (an “Introduced Party”) purchases equity or debt securities from the Company or (ii) during the Term, an Introduced Party enters into an agreement to purchase securities from the Company which is consummated at any time thereafter.

The foregoing description of the Finder Agreement is qualified in its entirety by reference to the full text of the Finder Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K/A and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.6	Finder’s Fee Agreement, dated as of October 9, 2023, between the Company and J.H. Darbie & Co., Inc. (Incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 25, 2023 (File No. 333-275072))
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: October 25, 2023	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer

2